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                                 Exhibit 23.1
                        Consent of Arthur Andersen LLP
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                              Arthur Andersen LLP

                                                                   Exhibit 23.1

                   Consent of Independent Public Accountants
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As independent public accountants, we hereby consent to the use of our report dated January 15, 1999, except for Note 14 as to which the date is October 26, 1999 (and to all references to our Firm) included or made a part of this registration statement for Connecticut Bancshares, Inc. and a part of the application for conversion for Connecticut Bankshares, M.H.C. We further consent to the use of our opinions referred to in the registration statement for Connecticut Bancshares, Inc. and a part of the application for conversion for Connecticut Bankshares, M.H.C. regarding certain income tax consequences of the proposed reorganization and offering and of the proposed charitable foundation.

                                        /s/ Arthur Andersen LLP

Hartford, Connecticut

January 5, 2000